EXHIBIT 4.1

Please ensure that you complete all required information in this Agreement and return a fully executed copy of this agreement as soon as possible to:

Shoreline Pacific LLC
655 Montgomery Street, Suite 1010
San Francisco, CA 94111
Facsimile: (415)- 477-9941

If paying by wire transfer, wiring United States funds into as follows:

Signature Bank as Escrow Agent for Apollo Gold Corporation
261 Madison Avenue
New York, NY 10016
ABA No. 026013576 for credit to
Signature Bank, as Escrow Agent for Apollo Gold Corporation
Account No. 500833641
Name: [INSERT]
Tax ID number: [INSERT]
Amount: [INSERT]

APOLLO GOLD CORPORATION

SUBSCRIPTION AGREEMENT

(RAB SPECIAL SITUATIONS (MASTER) FUND LIMITED)
for
CONVERTIBLE DEBENTURES
and
DEBENTURE WARRANTS

INSTRUCTIONS

All Subscribers:

Complete and sign page (i) of the Subscription Agreement under the heading "Subscription Details".

Read the "Terms and Conditions of Subscription for the Debentures" - Schedule "A".

Read the “Registration Rights Agreement” - Schedule “B”.

Complete and Sign Annex A of the Registration Rights Agreement - Schedule "B", under the heading “Selling Securityholder Notice and Questionnaire”.

Subscribers resident in the United States:

Complete and sign the United States Accredited Investor Certificate - Appendix I.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

WARRANTS PURCHASED PURSUANT TO THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT. THE SECURITIES TO BE ISSUED UPON EXERCISE OF SUCH WARRANTS WILL NOT BE INITIALLY REGISTERED AND MAY OR MAY NOT LATER BECOME REGISTERED FOR RESALE UNDER THE SECURITIES ACT. NEITHER ANY WARRANT PURCHASED HEREUNDER NOR ANY SECURITIES ISSUED UPON EXERCISE OF SUCH WARRANT MAY BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SUBSCRIPTION DETAILS

To:	Apollo Gold Corporation ("Apollo")
5655 S. Yosemite Street, Suite 200, Greenwood Village, Colorado, U.S.A. 80111-3220

And To:	Shoreline Pacific LLC ("Shoreline Pacific" or the "Agent")
655 Montgomery Street, Suite 1010, San Francisco, CA 94111

And To:
Such other agents or affiliates that participate in a syndicate with Shoreline Pacific in connection with the Private Placement (as hereafter defined) (collectively, with Shoreline Pacific, the "Agents")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase from Apollo, on and subject to the terms and conditions set forth in this Agreement, that principal amount of the Debenture set forth below. Each US$1,000 principal amount of the Debenture is convertible, at the option of the holder at any time before Maturity (hereinafter defined), into 2,000 common shares of Apollo, and will be accompanied by 2,000 common share purchase warrants (the "Debenture Warrants") of Apollo, on the terms and conditions contained in this Agreement. The Debentures and the Debentures Warrants are referred to collectively as the "Offered Securities". The Subscriber agrees to be bound by the terms and conditions set forth in the attached Schedule "A"-"Terms and Conditions of Subscription for Debentures" and the attached Schedule “B” - Registration Rights Agreement (the “Registration Rights Agreement”, including, without limitation, the representations, warranties and covenants set forth in the applicable appendices attached hereto.

Subscriber Information:

See Schedule "C"
(Name of Subscriber - please print)

By:
(Authorized Signature)

(Official Capacity or Title - please print)

(Please print name)

(Subscriber’s Address)

(Telephone Number)            (Fax Number)

(Email Address)

Beneficial Subscriber Information:

If the Subscriber is acting as agent for a beneficial Subscriber, the name and address of such beneficial Subscriber is as follows:

(Name of Principal)

(Address)

(Contact Name)

(Alternate Contact)

(Telephone Number) (Fax Number)

(Email Address)

Particulars of Debenture Purchase:

Principal Amount of Debenture: US$

Register the Debenture and Debenture Warrants as set forth below:

See Schedule "C"
(Name)

(Account reference, if applicable)

(Address)

Deliver the Certificates representing the Debenture and the Debenture Warrants as set forth below:

See Schedule "C"
(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

-i-

Confirmation and Acceptance.

Apollo hereby accepts the subscription as set forth above on the terms and conditions contained in this Agreement and Apollo represents and warrants to the Subscriber that the representations and warranties made by Apollo to Shoreline Pacific in the Agency Agreement (as defined herein) are true and correct in all material respects as of the Closing Date (save and except as waived by Shoreline Pacific) and that the Subscriber is entitled to rely thereon; and hereby agrees to be bound by the terms of the Registration Rights Agreement.

DATED as of the __ day of ____________, 2007.

APOLLO GOLD CORPORATION

Per:

Authorized Signing Officer

-ii-

SCHEDULE "A"

TERMS AND CONDITIONS OF SUBSCRIPTION FOR THE DEBENTURES

1.0	INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

(a)
"Agency Agreement" means the agency agreement to be entered into between Shoreline Pacific, on its own behalf and as agent for the Subscribers, and Apollo in connection with the Private Placement and the private placement of the Debentures;

(b)	"Agent" means Shoreline Pacific LLC, and such other agents or affiliates that participate in a syndicate with Shoreline Pacific;

(c)
"Agreement" means this Subscription Agreement to be entered into between Apollo and the Subscriber and to be acknowledged on behalf of the Agent, and includes all schedules and appendices attached hereto, in each case as they may be amended or supplemented from time to time;

(d)	"Apollo" means Apollo Gold Corporation;

(e)
"Applicable Securities Laws" means, in respect of each and every offer and sale of the Debentures and the Debenture Warrants, the securities legislation and exchange rules having application thereto and the rules, policies, notices and orders issued by applicable securities regulatory authorities having application thereto;

(f)	"Business Day" means any day except Saturday, Sunday or a statutory holiday in Toronto, Ontario or Denver, Colorado;

(g)	"Closing" means the closing of the purchase of the Debentures and Debenture Warrants by the Subscriber;

(h)	"Closing Date" means February *, 2007 or such other date or dates as Apollo and the Agent may mutually agree upon in writing;

(i)	"Closing Time" means 10:00 a.m. (Toronto time) on the Closing Date or such other time as Apollo and the Agent may mutually agree upon in writing;

(j)	"Common Share" means a common share in the share capital of Apollo;

(k)	"Compensation Warrants" has the meaning attributed to it in Section 8.1;

(l)	"Compensation Warrant Shares" has the meaning attributed to it in Section 8.1;

(m)	"Debentures" means the aggregate principal amount of up to $8,580,000 convertible debentures of Apollo, convertible into Common Shares during its term at $0.50 per share;

(n)
"Debenture Warrants" means purchase warrants of Apollo issuable on purchase of the Debentures at the rate of 2,000 Debenture Warrants for each $1,000 of Debentures, with each Debenture Warrant entitling the holder to purchase one Common Shares for a two year period from the date of issue at $0.50 per share;

(o)	"Distribution Compliance Period" means the distribution compliance period as defined in Regulation S,

(p)	"Dollar" or "$" means the lawful currency of the United States of America, unless otherwise specifically indicated;

(q)	"Exemptions" means the exemptions from prospectus and registration requirements under Applicable Securities Laws;

(r)	"Expiry Time" has the meaning attributed to it in Section 3.2;

(s)	"Maturity" means 2 years from the date of issue of the Debentures;

(t)	"NI 45-106" means National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators;

(u)	"Offered Securities" means the Debentures and Debenture Warrants of Apollo;

(v)	"Off Shore Transaction" means an off shore transaction as defined in Regulation S;

(w)	"Private Placement" means the offering by Apollo for sale on a private placement basis of the Debentures;

(x)	"Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Schedule "B";

(y)
"Registration Statement" means the registration statement that Apollo agrees to file with the SEC pursuant to the Registration Rights Agreement to register the Underlying Shares for resale pursuant to the terms of the Registration Rights Agreement attached hereto as Schedule"B";

(z)	“Regulation D” means Regulation D promulgated by the SEC pursuant to the U.S. Securities Act;

(aa)	“Regulation S” means Regulation S promulgated by the SEC pursuant to the U.S. Securities Act;

(bb)	"SEC" means the United States Securities and Exchange Commission;

(cc)	"Subscription Price" means the aggregate subscription price paid by each Subscriber for the Debentures;

(dd)	"Underlying Shares" means, collectively, the Common Shares issuable upon the conversion of the Debentures, and upon the exercise of the Debenture Warrants;

(ee)	"United States" means the United States as defined in Regulation S;

(ff)	"U.S. Persons" means U.S. persons as defined in Regulation S; and

(gg)	"U.S. Securities Act" means the United States Securities Act of 1933, as amended.

1.2    Time is of the essence of this Agreement.

1.3    This Agreement is to be read with all changes in gender or number as required by the context.

1.4    The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5    All monetary amounts specified in this Agreement are in the lawful currency of the United States of America, unless otherwise specified.

1.6    This Agreement is governed by, subject to and interpreted in accordance with the laws prevailing in the Province of Ontario and the federal laws of Canada applicable therein, and the courts of the Province of Ontario will have the exclusive jurisdiction over any dispute arising in connection with this Agreement.

2.0	SUBSCRIPTION FOR THE DeBENTURES AND DEBENTURE WARRANTS

2.1    The Subscriber hereby confirms its irrevocable subscription for and offer to purchase the Offered Securities from Apollo, on and subject to the terms and conditions set out in this Agreement.

3.0	DESCRIPTION OF THE DEBENTURES, DEBENTURE WARRANTS, ETC.

3.1    The Debentures and the Debenture Warrants will be issued and registered in the name of the Subscriber or its nominee as per the instructions on page (i) of this Agreement.

3.2    Each $1,000 principal amount of Debentures will be convertible at the option of the Subscriber, for no additional consideration, into 2,000 Common Shares, at any time up until 5:00 pm (Toronto time) (the "Expiry Time") on the Maturity Date.

3.3    Filing Registration Statement

Apollo will use its commercially reasonable best efforts:

(a)
to file the Registration Statement in respect of the Underlying Shares and obtain additional listing approval of the Underlying Shares on the American Stock Exchange as more fully set forth in the Registration Rights Agreement, attached hereto as Schedule "B"; and

(b)to obtain the conditional listing of the Underlying Shares on the Toronto Stock Exchange.

4.0	REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGEMENTS OF THE SUBSCRIBER

4.1    The Subscriber represents, warrants, covenants and acknowledges, as applicable, to and with Apollo and the Agent, on the Subscriber’s own behalf and on behalf of any disclosed principal for whom the Subscriber is acting as agent (and acknowledges that Apollo and the Agent, and their respective counsel, are relying thereon), as at the date hereof and as at the Closing Time:

(a)
the Agent has been retained by Apollo to sell the Offered Securities pursuant to the Private Placement to which this Agreement relates on an agency "best efforts" basis in the United States such that the total principal amount of the Debentures that may be issued by Apollo pursuant to the Private Placement is not expected to exceed $8,580,000. The Subscriber understands that the Private Placement is not subject to any minimum subscription level and therefore any funds invested are available to and will be paid to Apollo in accordance with the provisions of this Agreement and need not be refunded to the Subscriber;

(b)
the Offered Securities are being offered for sale only on a "private placement" basis and that the sale and delivery of the Offered Securities is conditional upon such sale being exempt from the requirements as to the filing of a prospectus under the Applicable Securities Laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or delivering an offering memorandum, that no prospectus has been filed by Apollo with any of the applicable securities regulatory authorities in connection with the issuance of the Offered Securities, and that:

(i)	as a result, certain protections, rights and remedies provided by the Applicable Securities Laws including statutory rights of rescission or damages, will not be available to the Subscriber;

(ii)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Offered Securities;

(iii)	there is no government or other insurance covering the Debentures, the Debenture Warrants or the Underlying Shares;

(iv)	the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under the Applicable Securities Laws; and

(v)	Apollo is relieved from certain obligations that would otherwise apply under the Applicable Securities Laws;

(c)
the Subscriber certifies that it is or, if the Subscriber is acting as agent for a disclosed principal, such principal is, resident in the jurisdiction set out on the first page of this Agreement under the heading "Subscriber Information" and "Beneficial Subscriber Information", as the case may be, which address is the residence or place of business of the Subscriber or such disclosed principal, and that such address was not obtained or used solely for the purpose of subscribing for the Offered Securities;

(d)	if the Subscriber is not a resident of the United States, the Subscriber represents and agrees that:

it is acquiring the Offered Securities in an Off Shore Transaction;

it is not a "U.S." person (as defined in Regulation S) and is not acquiring the Offered Securities for the account or benefit of any U.S. person;

it will not engage in hedging transactions with regard to the Apollo's securities unless conducted in compliance with the U.S. Securities Act;

it will not resell any of Apollo's securities unless in accordance with the provisions of Regulation S and in accordance with applicable state securities laws in the United States, pursuant to an effective registration statement under the U.S. Securities Act with respect to such securities or pursuant to an available exemption from registration under the U.S. Securities Act; provided that the Subscriber provides an opinion of counsel or other evidence of exemption, in form reasonably satisfactory to U.S. counsel to Apollo; and

Apollo will refuse to register any transfer of any of the Debentures, the Debenture Warrants and the Underlying Shares not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, pursuant to an effective registration statement under the U.S. Securities Act with respect to such securities or pursuant to an available exemption from registration;

(e)	the Subscriber is purchasing the Offered Securities:

(i)
as principal for its own account and not for the benefit of any other person or is deemed under the Applicable Securities Laws to be purchasing the Offered Securities as principal, and in either case, is purchasing the Offered Securities for investment only and not with a view to the resale or distribution of all or any of the Offered Securities; or

(ii)
as agent for a disclosed principal and is not deemed under the Applicable Securities Laws to be purchasing the Offered Securities as principal, and it is duly authorized to enter into this Agreement and to execute and deliver all documentation in connection with the purchase on behalf of such disclosed principal, who is purchasing as principal for its own account and not for the benefit of any other person and for investment only and not with a view to the resale or distribution of all or any of the Offered Securities;

(f)
if the Subscriber or its disclosed principal is a resident of the United States, or is a U.S. Person or purchasing on behalf or for the benefit of a U.S. Person, such Subscriber or disclosed principal, as the case may be, falls within one or more of the sub-paragraphs of the definition of "accredited investor" under the U.S. Securities Act, as set out in Appendix II hereto (the Subscriber having checked and initialled the applicable subparagraph(s));

(g)	no person has made to the Subscriber any written or oral representations:

that any person will resell or repurchase any of the Debentures, the Debenture Warrants and the Underlying Shares;

that any person will refund the purchase price of any of the Debentures; or

as to the future price or value of any of the Debentures, the Debenture Warrants and the Underlying Shares;

(h)
the Subscriber, and any beneficial purchaser for whom it is acting, is at arm's length (within the meaning of the Applicable Securities Laws) with Apollo, except as disclosed in writing by the Subscriber to Apollo and the Agent;

(i)
the Subscriber is not (other than if the Subscriber is an officer or director of Apollo or any of its affiliates) and will not become a "control person" of Apollo by virtue of the purchase of the Offered Securities and does not intend to act in concert with any other person to form a control group of Apollo;

(j)	this Subscription has not been solicited in any manner contrary to the Applicable Securities Laws;

(k)
the Subscriber (other than if the Subscriber is an officer or director of Apollo or any of its affiliates) has no knowledge of a "material fact" or "material change" (as those terms are defined in the Applicable Securities Laws) in respect of the affairs of Apollo that has not been generally disclosed to the public;

(l)	the offer made by this subscription is irrevocable;

(m)
Apollo will have the right to accept this subscription in whole or in part and the acceptance of this subscription offer will be conditional upon the sale of the Offered Securities to the Subscriber being exempt from the prospectus and registration requirements of the Applicable Securities Laws;

(n)
the Subscriber has the legal capacity and competence to enter into and execute this Agreement and to take all actions required pursuant hereto and, if an individual, is of full age of majority, and if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, and all necessary approvals by its directors, shareholders and others have been given to authorize the execution of this Agreement on behalf of the Subscriber;

(o)
the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

(p)	this Agreement has been duly executed and delivered by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber;

(q)
in the case of a subscription by it for the Offered Securities acting as agent for a disclosed principal, it is duly authorized to execute and deliver this Agreement and all other necessary documentation in connection with such subscription on behalf of such principal and this Agreement has been duly authorized, executed and delivered by or on behalf of, and constitutes a legal, valid and binding agreement of, such principal;

(r)
the delivery of this subscription, the acceptance hereof by Apollo and the issuance of the Offered Securities to the Subscriber complies with all applicable laws of the Subscriber’s jurisdiction of residence and domicile and will not cause Apollo or any of its officers or directors to become subject to or require any disclosure, prospectus or other reporting requirement to which Apollo is not currently subject;

(s)
if required by the Applicable Securities Laws, policy or order or by any securities commission, stock exchange or other regulatory authority, the Subscriber will execute, deliver, file and otherwise assist Apollo in filing such reports, undertakings and other documents as may be required;

(t)
the Subscriber has not purchased the Offered Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communication published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(u)
The funds representing the Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the "PCMLA") and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber's name and other information relating to this Subscription Agreement and the Subscriber's subscription hereunder, on a confidential basis, pursuant to the PCMLA. To the best of its knowledge: none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States of America, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber, and it shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true and provide the Corporation with appropriate information in connection therewith;

(v)	The Subscriber is not purchasing the Offered Securities with knowledge of material information concerning the Corporation which has not been generally disclosed;

(w)	No person has made any written or oral representations:

(i)	that any person will resell or repurchase the Offered Securities;

(ii)	that any person will refund the Subscription Price; or

(iii)	as to the future price or value of the Offered Securities;

(x)
the Subscriber and each beneficial purchaser for whom it is acting acknowledges that the Offered Securities are speculative in nature and that there are risks associated with the purchase of the Offered Securities and the Subscriber and each beneficial purchaser for whom it is acting has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of its investment in the Offered Securities, fully understands the speculative nature of the Offered Securities and is able to bear the economic risk of loss of its entire investment;

(y)	Apollo may be required by law or otherwise to disclose to regulatory authorities the identity of the Subscriber and each beneficial purchaser for whom the Subscriber may be acting;

(z)
the Subscriber has not received, nor has it requested, nor does it have any need to receive, any offering memorandum or any other document from Apollo describing the business and affairs of Apollo with respect to the offering and purchase of the Offered Securities;

(aa)
this subscription is not enforceable by the Subscriber unless it has been accepted by Apollo and the Subscriber waives any requirement on Apollo’s behalf to immediately communicate its acceptance of this subscription to the Subscriber;

(bb)
in connection with the Subscriber’s subscription, the Subscriber has not relied upon Apollo for investment, legal or tax advice, and has in all cases sought or elected not to seek the advice of the Subscriber’s own personal investment advisers, legal counsel and tax advisers and the Subscriber is able, without impairing its financial condition, to hold the Debentures, the Debenture Warrants and the Underlying Shares for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, the investment and it can otherwise be reasonably assumed to have the capacity to protect its own interest in connection with its investment;

(cc)
it has relied solely upon publicly available information relating to Apollo and not upon any verbal or written representation as to fact or otherwise made by or on behalf of Apollo or the Agent, such publicly available information having been delivered to the Subscriber without independent investigation or verification by the Agent and agrees that the Agent, the Agent's counsel and their respective directors, officers, employees, agents and representatives assume no responsibility or liability of any nature whatsoever for the accuracy, adequacy or completeness of the publicly available information or as to whether all information concerning Apollo required to be disclosed by Apollo has been generally disclosed and acknowledges that the Agent's counsel and Apollo’s counsel are acting as counsel to the Agent and Apollo, respectively, and not as counsel to the Subscriber;

(dd)
all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel or other advisors retained by the Subscriber) relating to the purchase of the Offered Securities shall be borne by the Subscriber; and

(ee)
none of the funds the Subscriber is using to purchase the Offered Securities is, to the knowledge of the Subscriber, proceeds obtained or derived, directly or indirectly, as a result of illegal activities.

4.2    The Subscriber acknowledges and agrees that the foregoing representations and warranties are made by the Subscriber with the intent that they may be relied upon by Apollo and the Agent in determining its eligibility as a purchaser of the Offered Securities under Applicable Securities Laws and the Subscriber hereby agrees to indemnify and hold harmless Apollo, the Agent and their representatives, directors, officers, employees and underwriters from and against all losses, liability, claims, costs, expenses and damages from reliance thereon in the event that such representations and warranties are untrue in any material respect, such agreement regarding indemnification to survive the Closing and to continue in full force and effect for the benefit of the Agents notwithstanding any subsequent disposition by the Subscriber of the Debentures, the Debenture Warrants or the Underlying Shares. The Subscriber further agrees that by accepting the Offered Securities, the Subscriber shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber to Apollo or the Agent are true as at the Closing with the same force and effect as if they had been made by the Subscriber as at the Closing and shall survive the Closing and continue in full force and effect for the benefit of Apollo and the Agent notwithstanding any subsequent disposition by the Subscriber of the Debentures, the Debenture Warrants or the Underlying Shares. The Subscriber undertakes to immediately notify Apollo at the address specified on page (i) of this Agreement of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

5.0	BENEFIT OF AGENCY AGREEMENT

5.1    By execution of this Agreement, Apollo hereby agrees that the Subscriber shall have the benefit of the representations and warranties made by Apollo to the Agent as set forth in the Agency Agreement. Such representations and warranties shall form an integral part of this Agreement and shall survive the Closing and continue in full force and effect for the benefit of the Subscriber in accordance with the Agency Agreement. The Subscriber acknowledges and agrees that the Agent and Apollo may vary, amend, alter or waive, in whole or in part, one or more terms to be set forth in the Agency Agreement in such manner and on such terms and conditions as they may determine, acting reasonably, and that any such variation, amendment, alteration or waiver shall not affect in any way the obligations of the Subscribers or such others for whom the Subscriber is contracting hereunder, provided, however, that the Agent shall not vary, amend, alter or waive any such term or condition where to do so would result in a material change to any of the material attributes of the Offered Securities and (b) provide notice thereof to the Subscriber.

5.2    Apollo agrees to indemnify, defend and hold the Subscriber (which term shall, for the purposes of this provision, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with the untruth, inaccuracy or breach of any statement, representation, warranty or covenant of Apollo contained in this Agreement or in the Agency Agreement.

Apollo undertakes to notify the Agent immediately of any change in any representation, warranty or other information relating to Apollo set forth in this Agreement or in the Agency Agreement which takes place prior to Closing.

6.0	WITHDRAWAL OF SUBSCRIPTION

6.1    If the Agent terminates its obligations with respect to the Private Placement and/or under the Agency Agreement before the Closing, the Subscriber reserves the right to withdraw this subscription and to terminate its obligations hereunder at any time before Closing and the Subscriber hereby appoints the Agent as its agent for the purpose of notifying Apollo of the withdrawal or termination of its subscription.

6.2    If the Closing does not occur on or before February 28, 2007 or such later date as agreed to by Apollo, the Agent and the Subscriber, notwithstanding any provisions to the contrary in this Agreement or in the Agency Agreement, the Subscription Price will be returned to the Subscriber without interest or deduction and the Subscriber will have the right to withdraw this subscription and to terminate its obligations hereunder.

7.0	CLOSING

7.1    Subject to the receipt of all completed items in accordance with Section 7.4, the Closing will take place as contemplated in the Agency Agreement on the Closing Date.

7.2    If, prior to the Closing, the terms and conditions contained in this Agreement and the Agency Agreement have been complied with to the satisfaction of the Agent, or waived by them, the Agent shall deliver to Apollo all completed Agreements and cause payment of the aggregate Subscription Price for all of the Offered Securities sold pursuant to the Agency Agreement from the escrow account held by Signature Bank against delivery by Apollo of certificates representing the Offered Securities and such other documentation as may be required pursuant to this Agreement and the Agency Agreement. If, prior to the Closing, the terms and conditions contained in this Agreement (other than delivery by Apollo to the Subscriber of certificate representing the Offered Securities) and the Agency Agreement have not been complied with to the satisfaction of the Agent, or waived by them, the Agent, Apollo and the Subscriber will have no further obligations under this Agreement.

7.3    The Closing of the Private Placement is conditional upon the following:

(a)
Apollo and the Agent having entered into the Agency Agreement on mutually satisfactory terms, to include customary warranties and indemnities and rights of termination in favour of the Agent, and such agreement having become unconditional in all respects and not having been terminated; and

(b)
the issue and sale of the Offered Securities being exempt from the requirement to file a prospectus, registration statement or similar document under the Applicable Securities Laws relating to the sale of the Offered Securities, or Apollo having received such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus, registration statement or similar document.

7.4    The Subscriber acknowledges and agrees that the obligations of Apollo hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Agreement as of the date of this Agreement, and as of the Closing Time as if made at and as of the time of Closing, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)
payment by the Subscriber of the Subscription Price by certified cheque, bank draft or wire transfer (in accordance with the instructions set forth on the first page hereto) payable as the Agent may direct;

(b)	the Subscriber having properly completed, signed and delivered this Agreement;

(c)
the Subscriber having properly completed, signed and delivered the “Selling Securityholder Notice and Questionnaire” attached as Annex A to the Registration Rights Agreement attached hereto as Appendix II; and

(d)
the Subscriber having properly completed, signed and delivered any further documentation as required under Applicable Securities Laws or by any applicable stock exchange or other regulatory authority and the Subscriber covenants and agrees to do so upon request by Apollo.

7.5    The Subscriber acknowledges that the Private Placement may be completed in one or more partial closings at the agreement of Apollo and the Agent and that the Closing as contemplated in this Agreement may be effected at one or more of such partial closings.

7.6    Apollo acknowledges and agrees that the obligations of the Subscriber hereunder are conditional on the accuracy of the representations and warranties of Apollo contained in this Agreement and in the Agency Agreement as of the date of such agreements, and as of the Closing Time as if made at and as of the time of Closing, and the fulfillment of the following additional conditions:

(a)	the covenants of Apollo have been performed, satisfied and complied with, where applicable, as at the closing Time;

(b)	Apollo has delivered to the Agent's counsel and counsel to the Subscriber the following items:

(i)	a copy of the certificates representing the Offered Securities purchased by the Subscriber registered in the name of the Subscriber or its nominee;

(ii)	a copy of this Agreement duly executed by Apollo;

(iii)
a copy of a certificate executed by the chief executive officer or the chief financial officer of Apollo, dated as of Closing Date, as required under Section 6(g) of the Agency Agreement and such other matters as may be reasonably requested by the Agent or their counsel; and

(iv)	such other documents relating to the transactions contemplated by this Agreement as the Agent or their counsel may reasonably request.

8.0	APPOINTMENT OF AGENT

8.1    Compensation of Agent

(a)
The Subscriber understands that the Agent will receive a commission from Apollo in connection with the Private Placement payable in cash equal to 7.0% of the subscription price received by Apollo from the sale of the Offered Securities, together with compensation warrants (the "Compensation Warrants") equal to that number of Common Shares purchasable by an amount equal to 7.0% of the gross proceeds raised by the Agents from the Private Placement at $0.50 per Common Share. Each Compensation Warrant will entitle the holder to purchase one Common Share (a "Compensation Warrant Share") during a two year period from the date of issue at $0.50 per share.

(b)
No other fee or commission is payable by Apollo in connection with the sale of the Offered Securities; however, Apollo will pay certain fees and expenses of the Agent in connection with the Private Placement as set out in the Agency Agreement, and in any agreement with Regent Securities Capital Corporation (or an affiliate thereof) and Apollo.

8.2    The Subscriber on its own behalf or (if applicable) on behalf of others for whom the Subscriber is contracting hereunder, hereby irrevocably authorizes the Agent:

(a)
in their sole discretion, to act as the Subscriber’s representative at the Closing, to receive certificates representing the Offered Securities and to execute in its name and on its behalf all Closing receipts and documents required;

(b)
to swear, accept, execute, file and record any documents (including receipts) necessary to accept delivery of the Offered Securities on the Closing and to terminate this subscription on behalf of the Subscriber pursuant to the terms of the Agency Agreement; and

(c)	to correct any minor errors in, or complete any minor information missing from the appendices attached hereto which have been executed by the Subscriber and delivered to Apollo.

9.0	HOLD PERIOD AND RESALE RESTRICTIONS

9.1    The Subscriber understands and hereby acknowledges that:

(a)
the Offered Securities issuable pursuant to the Private Placement will be subject to certain resale restrictions imposed under Applicable Securities Laws and the rules of regulatory bodies having jurisdiction including, without limiting the generality of the foregoing, the requirement that the Offered Securities issuable pursuant to the Private Placement not be traded for a period of four months from the Closing Date as required under the Applicable Securities Laws in Canada, and the applicable restrictions under the U.S. Securities Act, except as permitted by Applicable Securities Laws, and that the Offered Securities and all securities issued in exchange or conversion thereof are “restricted securities” as defined under Rule 144 and may be resold only if:

(i)	the sale is to Apollo;

(ii)
the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii)
the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws, and it has prior to such sale furnished to Apollo an opinion of counsel to that effect reasonably satisfactory to Apollo; or

(iv)
the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to Apollo an opinion of counsel to that effect reasonably satisfactory to Apollo;

(b)
while Apollo has agreed to file the Registration Statement (as described in the Registration Rights Agreement attached hereto as Schedule "B") registering the Underlying Shares for resale and cause it to be declared effective by the SEC, there is no assurance that Apollo will be able to cause the Registration Statement to be declared effective by the SEC, and if the Registration Statement is not declared effective by the SEC, the Underlying Shares (as well as the Debentures and the Debenture Warrants, which will not be registered by the Registration Statement in any event) may not be resold by the Subscriber, except pursuant to an exemption contained in the Applicable Securities Laws, which may not be available, and even if the Registration Statement is declared effective, the Debentures, the Debenture Warrants and the Underlying Shares remain restricted securities under the U.S. Securities Act and may only be sold pursuant to an effective registration requirements of the U.S. Securities Act or in the case of the sale of the Underlying Shares in the manner provided in the Registration Statement for the resale of such Common Shares; and

(c)	Legends on Certificates

For the period under the U.S. Securities Act when the Debentures, the Debenture Warrants and the Underlying Shares are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing such security shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS AN ACCREDITED

INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS ‘‘OFFSHORE TRANSACTION,’’ ‘‘UNITED STATES’’ AND ‘‘U.S. PERSON’’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS, EXCEPT AS PERMITTED BY THE SECURITIES ACT.

For so long as the Debenture Warrants are restricted securities as defined in Rule 144 under the U.S. Securities Act, each certificate representing a Debenture Warrant if not sold in the United States in the original offering pursuant to Regulation D will also bear the following legend:

THIS WARRANT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT WERE NOT INITIALLY REGISTERED AND MAY OR MAY NOT HAVE BEEN REGISTERED FOR RESALE UNDER THE SECURITIES ACT. THIS WARRANT MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATION S PROMULGATED PURSUANT TO THE SECURITIES ACT, UNLESS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

the certificates representing the Debentures and the Debenture Warrants will bear a legend denoting the restrictions on transfer under Applicable Securities Laws (including, but not limited to, National Instrument 45-102 ("NI 45-102")).

if at the date of the conversion or exercise of the Debentures or the Debenture Warrants, respectively, the applicable restriction period has not expired, the certificates representing the Underlying Shares will bear a legend as prescribed by NI 45-102;

In addition to the foregoing legends, the certificates representing the Underlying Shares, if issued prior to such time as the restrictive legends set forth in clauses 9.1(c)(i) and (ii) are no longer required under applicable requirements of the U.S. Securities Act and all restrictions are removed with respect to such securities pursuant to applicable state securities laws, shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE.".

Certificates representing the Debenture, the Debenture Warrants, and the Underlying Shares will bear a legend containing restrictions under the conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clauses 9.1(c)(i) and (ii) above. Until the earlier of (1) in the case of the Underlying Shares, such shares sold pursuant to an effective Registration Statement and the seller shall have provided evidence acceptable to U.S. securities counsel for Apollo that the seller has complied with the prospectus delivery requirements under the U.S. Securities Act; and (2) the holder of the applicable security has furnished to Apollo an opinion of U.S. securities counsel reasonably acceptable to Apollo that the securities represented by such certificates are no longer “restricted securities” as defined in Rule 144 under the U.S. Securities Act. Certificates representing the Debenture Warrants and the Underlying Shares will bear a legend containing restrictions in conformity with the U.S. Securities Act with respect to the resale of the securities of the type set forth in clauses 9.1(c)(i) and (ii) above;

(d)
the Subscriber will not sell, assign or transfer the Debentures, the Debenture Warrants or the Underlying Shares except in accordance with the provisions of Applicable Securities Laws and stock exchange rules, if applicable, in the future.

9.2    The Subscriber also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and Apollo is not in any manner responsible) for complying with such restrictions, including, without limitation of the foregoing, as long as the Debentures, the Debenture Warrants and the Underlying Shares are restricted securities under the U.S. Securities Act, such securities may only be resold (a) to Apollo, (b) pursuant to Regulation S, (c) pursuant to another exemption from registration under the U.S. Securities Act or (d) pursuant to a registration statement declared effective under the U.S. Securities Act.

9.3    Apollo shall indemnify, defend and hold the Subscriber (which term shall, for the purposes of this section, include the Subscriber or its shareholders, managers, partners, directors, officers, members, employees, direct or indirect investors, agents and affiliates and assignees and the stockholders, partners, directors, members, managers, officers, employees direct or indirect investors and agents of such affiliates and assignees) harmless against any and all liabilities, loss, cost or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses), arising from, relating to, or connected with an untrue, inaccurate or breached statement, representation, warranty or covenant of Apollo contained herein or in the Agency Agreement, as the case may be. Apollo undertakes to notify the Subscriber immediately of any change in any representation, warranty or other material information relating to Apollo set forth in this Subscription Agreement which takes place prior to the Closing Time.

10.0	MISCELLANEOUS

10.1    Subject to Section 6, the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription for and offer to purchase the Offered Securities is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

10.2    The Subscriber consents to the filing of such documents and any other documents as may be required to be filed with any stock exchange or securities regulatory authority in connection with the Private Placement.

10.3    This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred.

10.4    Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the Offered Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by Apollo, or by anyone else.

10.5    The parties may amend this Agreement only in writing.

10.6    This Agreement enures to the benefit of and is binding upon the parties and, as the case may be, their respective heirs, executors, administrators and, successors.

10.7    A party will give all notices or other written communications to the other party concerning this Agreement by hand or by registered mail addressed to such other party’s respective address which is noted on the cover page of this Agreement.

10.8    The parties hereto each covenant and agree to execute and deliver such further agreements, documents and writings and provide such further assurances as may be required by the parties to give effect to this Agreement and without limiting the generality of the foregoing to do all acts and things, execute and deliver all documents, agreements and writings and provide such assurances, undertakings, information and investment letters as may be required from time to time by all regulatory or governmental bodies or stock exchanges having jurisdiction over Apollo’s affairs or as may be required from time to time under the Applicable Securities Laws, including without limitation to the Toronto Stock Exchange and the American Stock Exchange.

10.9    This Agreement may be executed in counterparts, each of which when delivered will be deemed to be an original and all of which together will constitute one and the same document and Apollo will be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement, and acceptance by Apollo of such facsimile copy will be equally effective to create a valid and binding agreement between the Subscriber and Apollo as if Apollo had accepted the Agreement originally executed by the Subscriber.

10.10    Each of the parties hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Offered Securities and this Agreement be drawn in the English language only. Les parties reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière aux bons de sousciciption spéciaux et soient rédigés en anglais seulement.

SCHEDULE "B"

REGISTRATION RIGHTS AGREEMENT

[to be inserted]

B-1

APPENDIX I

UNITED STATES ACCREDITED INVESTOR CERTIFICATE

(for Subscribers Resident in the United States)

(TO BE COMPLETED BY U.S. PURCHASERS ONLY)

To:	Apollo Gold Corporation

Dear Sirs:

This letter is given to you in connection with the attached Subscription Agreement (the "Subscription Agreement") for Debentures and Debenture Warrants ("Offered Securities") of Apollo Gold Corporation (the "Company"). All terms defined in the Subscription Agreement and not otherwise defined herein are used herein as defined in the Subscription Agreement. In connection with its purchase of the Offered Securities of the Company, the undersigned represents, warrants and certifies to you that:

(a)    the undersigned is duly authorized and empowered to enter into, execute and deliver and perform this Subscription Agreement and related documents, and the person executing and delivering this Subscription Agreement and the Appendices thereto on behalf of the undersigned is duly authorized and empowered to do so. This Subscription Agreement and related documents have been duly and validly executed, issued, and delivered and constitutes the legal, valid and binding obligations of the undersigned, enforceable in accordance with their terms.

(b)    it (he or she, as applicable) is an "accredited investor" as that term is defined under Rule 501(a) under the Securities Act of 1933 ("U.S. Securities Act") for one or more of the following reasons (Please check one or more reasons, as applicable):

_______	(A)	If an individual, his/her individual net worth, or joint net worth with his/her spouse, at the time of this purchase exceeds US$1,000,000

_______	(B)
If an individual, he/she had an individual income in excess of US$200,000 in each of the two most recent years or joint income with his/her spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year

_______	(C)	If an individual, he/she is an executive officer or director of the Company

_______	(D)
It is an organization described in section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000

_______	(E)
It is a trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who, either alone or with his purchaser representative(s), has such knowledge, sophistication and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment (Please describe basis):

_______	(F)
It is a bank as defined in section 3(a)(2) of the U.S. Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the U.S. Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the U.S. Securities Exchange Act of 1934 ("Exchange Act"); an insurance company as defined in section 2(13) of the U.S. Securities Act; an investment company registered under the U.S. Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the U.S. Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the U.S. Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

_______	(G)	It is a private business development company as defined in section 202(a)(22) of the U.S. Investment Advisers Act of 1940

_______	(H)	It is an entity in which all of the equity owners are accredited investors

(c)    It is purchasing the Offered Securities for its own account and not with a view to any resale, distribution or other disposition of the Debentures, the Debenture Warrants or the Underlying Shares in any transaction that would be in violation of the securities laws of the United States or any state thereof;

(d)    The undersigned was not formed for the specific purpose of acquiring the Offered Securities.

(e)    The purchase of the Offered Securities has not been made through or as a result of, and the distribution of the Offered Securities is not being accompanied by, any general advertising or solicitation (as defined in Regulation D) in the United States, including, without limitation, any advertisement in printed public media, radio, television or telecommunications including electronic display such as the Internet, any general mailing, leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or general solicitation in connection with the issuance. Prior to its consideration of the transactions contemplated hereby, the undersigned had a pre-existing personal or business relationship with either the Company or with a broker or agent (or a principal thereof) acting on behalf of the Company.

(f)    No prospectus or "offering memorandum" has been delivered to the undersigned in connection with the purchase of the Offered Securities.

(g)    In purchasing the Offered Securities, the undersigned has relied solely upon publicly available information relating to the Company and not upon any verbal or written representation as to any fact or otherwise made by or on behalf of the Company or any other person associated therewith. The undersigned, other than directors or officers of the Company, acknowledges that the decision to purchase the Offered Securities was made solely on the basis of publicly available information, and it is not purchasing the Offered Securities with knowledge of material information concerning the Company which has not been generally disclosed. The undersigned acknowledges that the Company has made available to the undersigned the opportunity to examine such additional documents from the Company and to ask questions of, and receive full answers from, the Company concerning, among other things, the Company, its financial condition, its management, its prior activities and any other information which the undersigned considers relevant or appropriate in connection with entering into this Agreement.

(h)    The undersigned agrees that if it decides to offer, sell or otherwise transfer any of the Debenture, Debenture Warrants or Underlying Shares, it will not offer, sell or otherwise transfer any of such securities directly or indirectly, unless:

(i)	the sale is to the Company;

(ii)
the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act ("Regulation S") (or such successor rule or regulation then in effect), if available, and in compliance with applicable state securities laws;

(iii)
the sale is made pursuant to an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws, and it has prior to such sale furnished to the Company an opinion of counsel to that effect reasonably satisfactory to the Company; or

(iv)
the sale is a transaction that does not require registration under the U.S. Securities Act or any applicable state securities laws, and it has prior to such sale furnished to the Company an opinion of counsel to that effect reasonably satisfactory to the Company; or

(v)	the sale is made pursuant to a registration statement that has been declared effective under the U.S. Securities Act with respect to the securities being sold.

(i)    The Purchaser understands and acknowledges that upon the issuance thereof, the certificates representing the Debentures, the Debenture Warrants and the Underlying Shares, shall be restricted securities under United States and state securities laws, and until such securities cease to be restricted securities or sold in a transaction that allows for the removal of such legend from the certificate representing such securities in the hands of the transferee, such as pursuant to a resale pursuant to an effective registration statement or sale pursuant to Rule 144, such certificates shall bear, in addition to any legend(s) required by Canadian securities laws and policies, a legend:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE " SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT); (B) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT); OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATIONS ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT, (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OR THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATIONS UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY OR ANY COMMON SHARES ISSUABLE UPON EXERCISE OF SUCH SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

and that, in addition to the foregoing legend, the certificates representing the Underlying Shares, if issued prior to such time as the restrictive period is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, shall bear, in addition to any legend(s) required by Canadian securities laws and policies, the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE; HOWEVER, THE SAID SECURITIES CAN NOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON THE TORONTO STOCK EXCHANGE."

(j)    Each of its covenants, agreements, representations, and warranties contained in the Subscription Agreement is true and correct and is incorporated herein.

(k)    It is fully aware of the Company’s current and proposed business and prospects, has reviewed the Company’s public filings, and the undersigned has had a sufficient opportunity to ask questions of the Company’s executive officers and review all material concerning the Company that it deems necessary in order to make an informed investment decision to acquire the securities.

(l)    It acknowledges that the Debenture, Debenture Warrants and the Underlying Shares have not been registered under the U.S. Securities Act or applicable state securities laws on the ground that the sale of the securities to the undersigned is exempt from registration thereunder. The undersigned further acknowledges that the Company’s reliance on such exemptions is, in part, based upon the representations, warranties, confirmations and statements of the undersigned in this Appendix II and the Subscription Agreement and that the residence and principal office of the undersigned is at the location listed on the signature page to the Subscription Agreement. The undersigned hereby agrees to indemnify the Company, the Agent, the U.S. Affiliate (if any), their directors, officers and agents from and against all losses, claims, costs, expenses, damages and liabilities which they may incur or suffer caused by prior reliance thereon.

(m)    It is fully aware that the Registration Statement (if it is declared effective by the SEC) will only cover the resale of the Underlying Shares and will not include any of the Offered Securities.

(n)    It (i) is able to bear the economic risk of its investment in the Debentures, the Debenture Warrants and the Underlying Shares, (ii) is able to hold the Debentures, the Debenture Warrants and the Underlying Shares for an indefinite period of time, (iii) can afford a complete loss of its investment in the Debentures, the Debenture Warrants and the Underlying Shares and (iv) has adequate means of providing for its current needs.

(o) All of the information, representations, warranties, covenants, confirmations, and statements provided by or on behalf of the undersigned in the Subscription Agreement and in this Appendix shall survive the closing of the offering of the Offered Securities.

Dated as of the __________ day of ___________, 2007.

Name of Purchaser
Name:
Title: